CHAIR’S GOVERNANCE STATEMENT During the year, we began consultation with shareholders on a new compensation policy, including the introduction of more robust growth-related performance measures designed to strengthen alignment between pay, delivery and shareholder value creation. This formed part of a wider programme of engagement with our shareholders and other stakeholders, which I detail in my statement at the beginning of this Annual Report. I am pleased to report that this year’s Board evaluation, conducted internally by our Senior Independent Director, showed the Board is working effectively, while acknowledging the evaluation was conducted during a year of transition. More details on the evaluation, including key areas of focus identified for 2026, can be found in the Nomination and Governance Committee report on page 79. At WPP we have a robust and responsive approach to governance that is designed to serve the interests of our shareholders and wider stakeholders. The following pages provide further details of how we implemented that approach in 2025. We look forward to building on these foundations as we continue to evolve our governance practices in the year ahead. Philip Jansen Chair 19 March 2026 One of the principal outputs of this process was the new strategy announced by the management team in February. Monitoring and supporting the progress of its execution is our number one priority for the year ahead. The Board is fully aligned with the strategy and believes WPP has what it needs to succeed in today’s business and marketing environment. That said, market conditions are fast-changing, geopolitical and macroeconomic uncertainty is high, and any turnaround comes with risk. We describe our principal risks and uncertainties, and our approach to managing them, from page 55 of this report. Maintaining an appropriate balance of skills and experience at executive and Board level, and looking ahead to the next generation of leaders, is a continuous element of the Board’s oversight. The Board has engaged regularly with senior leaders and emerging talent, supporting the Company’s objective of a high-performing team today and a strong pipeline for the future. Cindy has made a number of leadership appointments and changes to align with the new strategy, which the Board has supported. While the Board itself has a good mix of sector background, expertise and length of tenure, we have continued to review composition to ensure we have the right make-up to support the new strategy. The Board recognises the importance of diversity to good governance and decision- making, and WPP continues to exceed the UK board diversity recommendations of the FTSE Women Leaders Review and the Parker Review. We are pleased that, as at the date of this report, we have gender parity on the Board, and that three of the most senior roles – CEO, CFO and Senior Independent Director – are held by women. On behalf of the Board, I am pleased to introduce the Corporate Governance section of WPP’s Annual Report for 2025. This section outlines how the Board has applied the principles of the UK Corporate Governance Code, and describes our most important activities during the year. Planning for and delivering leadership succession is a critical component of effective governance and in 2025 the Board oversaw the appointment of a new Chief Executive Officer following the announcement in June that Mark Read would be retiring from the role. In July we announced that Cindy Rose would step down as a Non-Executive Director and become CEO of the Company in September. You can find more details of this process in the Nomination and Governance Committee report on page 79. The Board’s job is to support the health and resilience of the Company and to ensure effective governance, controls and accountability. In 2025 that meant intensifying oversight and constructive challenge, and making sure the organisation was positioned for an effective reset. With a new Chair and CEO in place, the Board focused on how performance is monitored across the business, how issues are escalated, and how plans translate into delivery. We have given particular attention to growth in and retention of key client relationships, alongside new business performance, and to ensuring clear ownership of outcomes. We have also continued to look closely at performance management, career development and capability-building. At WPP we have a robust and responsive approach to governance that is designed to serve the interests of our shareholders and wider stakeholders.” PHILIP JANSEN CHAIR, WPP WPP ANNUAL REPORT 2025 64 CORPORATE GOVERNANCE

COMPLIANCE WITH THE UK CORPORATE GOVERNANCE CODE Following the publication of the UK Corporate Governance Code 2024 (the ‘Code’), the Board and its committees have considered the amendments which have been made in order to determine any actions needed to ensure our continued compliance with the requirements of the Code, in force as at 31 December 2025. During the year ended 31 December 2025, the Company was compliant with the provisions of good governance contained in the Code. The table below shows where shareholders can find further information on how the Company has applied the principles of the Code. The Company’s American Depositary Shares are listed on the New York Stock Exchange (NYSE). The Company is therefore subject to the rules of the NYSE, as well as to US securities laws and the rules of the Securities and Exchange Commission (SEC) applicable to foreign private issuers. As the Company follows UK corporate governance standards, differences from the NYSE governance standards are summarised in the Company’s Form 20-F filing. A copy of the Code is available from the Financial Reporting Council’s website at frc.org.uk Please see page 87 for details of ongoing preparatory work for the introduction of Provision 29 of the Code 3. COMPOSITION, SUCCESSION AND EVALUATION – The composition of the Board, along with members’ biographies and tenure, is on pages 66-68 – The Nomination and Governance Committee report is on pages 79-83 and provides information on the Committee’s work this year, including succession planning – The outputs of the Board performance review are on page 81 4. AUDIT, RISK AND INTERNAL CONTROL – Our Viability Statement and how we assess and manage our risks are on pages 54-62 – The Audit Committee report on pages 84-90 provides details of the Committee’s oversight of the financial reporting process, the review of our risk management and internal control framework and responsibilities relating to internal and external audit 5. REMUNERATION – The Compensation Committee report on pages 93-131 sets out responsibilities relating to the Compensation Policy and determining executive and senior management arrangements 1. BOARD LEADERSHIP AND COMPANY PURPOSE – The role of the Board is set out on page 71 – The Board’s approach to engagement and statement on Section 172 factors is on page 73 – How the Board and management have engaged with stakeholders and the outcomes achieved are on pages 72-75 – An overview of the Company’s mission is set out on page 10 – How the Board promotes and assesses the embedding of desired culture is set out from pages 18-19, 37-38 and 75 – Our strategy, overseen by the Board, is set out from page 10 – A summary of our Group policies and practices is on pages 40 and 51-52 2. DIVISION OF RESPONSIBILITIES – Our Governance Model on page 71 sets out the division of responsibilities between the Chair, CEO, Non-Executive Directors and Company Secretary – Details of each Board committee are provided in the respective committee reports from pages 79-131 WPP ANNUAL REPORT 2025 65 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

OUR BOARD



PHILIP JANSEN
CHAIR

Appointed: 16 September 2024 (Chair from 1 January 2025) (C) (N)

Nationality: British

Skills and experience:
With his marketing background and experience leading technology and consumer goods companies, Philip has deep insight into the marketing services industry. Philip is Non-Executive Chairman of Heathrow Airport Holdings Limited and Chairman of XPlor Technologies. He was previously CEO of BT Group from 2019 to 2024 and, before that, the CEO of Worldpay. Earlier roles include CEO and subsequently Chairman of Brakes, as well as COO of Sodexo Group. Philip began his career at Procter & Gamble, before holding Marketing and Commercial Director roles at Dunlop Slazenger and later serving as COO of MyTravel. He was a Non-Executive Director of Travis Perkins for four years and is a Senior Advisor at Bain Capital.

External appointments:
Chairman, Heathrow Airport Holdings Limited; Chairman, XPlor Technologies; Trustee, Wellbeing of Women; Senior Advisor, Bain Capital.



CINDY ROSE OBE
CHIEF EXECUTIVE OFFICER

Appointed: 1 April 2019 (Chief Executive Officer from 1 September 2025)

Nationality: British and American

Skills and experience:
Cindy has extensive experience as a leader in the technology, telecommunications, media, entertainment and creative sectors, and she offers deep expertise in digital transformation and global enterprise. Prior to becoming CEO of WPP, Cindy held senior executive positions at Microsoft for nine years, most recently as Chief Operating Officer, Global Enterprise. Cindy also served as President of Microsoft Western Europe, and CEO of Microsoft UK. Earlier in her career, she held the roles of Managing Director of the UK consumer division at Vodafone and Executive Director of Digital Entertainment at Virgin Media. She spent 15 years at The Walt Disney Company, culminating as Senior Vice President and Managing Director of Disney Interactive Media Group, EMEA. Cindy also served as a Non-Executive Director of the WPP Board from 2019 until her CEO appointment. Cindy is a graduate of Columbia University and New York Law School.

External appointments:
Advisory Board Member, Imperial College Business School in London and McLaren.



JOANNE WILSON
CHIEF FINANCIAL OFFICER

Appointed: 19 April 2023 (Chief Financial Officer from 27 April 2023)

Nationality: Irish

Skills and experience:
Joanne has extensive experience both in the UK and internationally in a variety of financial and commercial roles. She joined WPP from Britvic, where she was Chief Financial Officer and Chair of the ESG Committee. Prior to this Joanne had a successful career at Tesco where, at the time of leaving, she held the position of Chief Financial Officer of dunnhumby, a global leader in customer data science. Joanne began her career at KPMG, where she qualified as a chartered accountant.

External appointments:
Non-Executive Director, Informa plc.

COMMITTEE MEMBERSHIP KEY

- (A) Audit
- (C) Compensation
- (N) Nomination and Governance
- (S) Sustainability
- ● Committee Chair

WPP ANNUAL REPORT 2025 66

INDEPENDENT NON-EXECUTIVE DIRECTORS ANGELA AHRENDTS DBE SENIOR INDEPENDENT DIRECTOR, NON-EXECUTIVE DIRECTOR Appointed: 1 July 2020   Nationality: American and British citizenship Skills and experience: Angela brings expertise as a leader of creative and technology-driven global businesses. From 2014 until 2019, she was Senior Vice President, Retail, at Apple Inc., where she integrated and redesigned the physical and digital global consumer experience. Angela was CEO of Burberry from 2006 to 2014, where she repositioned the brand as a luxury high-growth company and created the Burberry Foundation. Prior to Burberry, Angela was Executive Vice President at Liz Claiborne, Inc. and President of Donna Karan International, Inc. Angela was a member of the UK Prime Minister’s Business Advisory Council from 2010 to 2015. External appointments: Lead Independent Director, Ralph Lauren Corporation; Non-Executive Director, Airbnb, Inc.; Chair of Save the Children International; Non-Executive Director, charity: water; Member of CEO Circle, Imagine; Director, The HOW Institute for Society; Member of the Global Leadership Council of the Oxford University Saïd Business School and BritishAmerican Business International Advisory Board; Senior Operating Advisor, SKKY Partners. SIMON DINGEMANS NON-EXECUTIVE DIRECTOR Appointed: 31 January 2022   Nationality: British Skills and experience: Simon has extensive business, capital markets, technology, corporate finance and governance experience. He is Chairman of Genomics Limited and is also a Non-Executive Director of Vodafone Group plc and Avantor, Inc. He was previously CFO of GlaxoSmithKline plc from 2011 to 2019. Prior to GSK, Simon worked in investment banking for 25 years, firstly at SG Warburg and then Goldman Sachs, where he was Managing Director and Partner. Simon also previously served as Chairman of Calastone limited as well as the Financial Reporting Council. External appointments: Chairman, Genomics Limited; Non-Executive Director, Vodafone Group Plc; Non-Executive Director, Avantor, Inc.; Trustee, The King’s Trust. SANDRINE DUFOUR NON-EXECUTIVE DIRECTOR Appointed: 3 February 2020   Nationality: French Skills and experience: Sandrine brings substantial financial expertise gained in global companies and strong strategic capability to the Board. She is currently CFO of UCB, a global pharmaceutical company. Previously Sandrine was CFO of Proximus. She held a number of leadership roles at Vivendi in France and the US across its entertainment and telecommunications business, and has an enthusiasm for cultural, technological and business transformation. Sandrine began her career as a financial analyst at BNP and then Credit Agricole in the telecoms sector. She has held other non-executive director roles, most recently at Solocal Group. External appointments: Chief Financial Officer, UCB. External appointments: Chair, The King’s Trust; Chair, LINK; Chair, Iternal Limited; Founder and Chair, African Gifted Foundation; Non-Executive Director, Civic Net Zero Limited. TOM ILUBE CBE NON-EXECUTIVE DIRECTOR Appointed: 5 October 2020   Nationality: British Skills and experience: Tom brings a wealth of expertise as a technology entrepreneur and has extensive experience of the UK technology sector. Tom is Chair of The King’s Trust and Chair of LINK. He was Chair of the RFU from 2021 to 2024. Prior to that, he was on the Board of the BBC from 2017 to 2021. Tom is an Honorary Fellow of both Jesus College and St Anne’s College, Oxford and has several honorary doctorates. In 2017 Tom topped the Powerlist ranking of the most influential people of African or African Caribbean heritage in the UK. External appointments: Non-Executive Director, J Sainsbury plc and i-Genie; Trustee Director, Business in the Community; Board Trustee, Grange Park Opera; President, Royal Horticultural Society; Board Trustee, Leverhulme Trust; Senior Advisor, Alix Partners; Advisory Board Member McLaren. KEITH WEED CBE NON-EXECUTIVE DIRECTOR Appointed: 1 November 2019 Nationality: British Skills and experience: Keith has a wealth of experience as a marketing and digital leader, and a deep understanding of the ways in which technology is transforming businesses. Keith was previously Chief Marketing and Communications Officer at Unilever, a role that included creating and leading Unilever’s sustainability programme. Keith was named the World’s Most Influential Chief Marketing Officer by Forbes in 2017, 2018 and 2019, and Global Marketer of the Year 2017 by the World Federation of Advertisers. He received The Drum’s Lifetime Achievement Award in 2018 and was inducted into the Marketing Hall of Fame in 2019. Keith is a Non-Executive Director of J Sainsbury plc. Our Board WPP ANNUAL REPORT 2025 67 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

INDEPENDENT NON-EXECUTIVE DIRECTORS



JASMINE WHITBREAD
NON-EXECUTIVE DIRECTOR

Appointed: 1 September 2019 C S

Nationality: British and Swiss

Skills and experience:
Jasmine's experience spans marketing, technology, finance, telecommunications, and not-for-profit organisations. Alongside this breadth of perspective she brings knowledge of many of WPP's client sectors to the Board. Jasmine began her career in marketing in the technology sector, including with Thomson Financial in the US. After completing the Stanford Executive Program, Jasmine went on to hold leadership roles with Oxfam and Save the Children, including as the first Chief Executive of Save the Children International from 2010 to 2015. She was CEO of London First from 2016 to 2021, and was previously Chair of the Board of Travis Perkins plc and a Non-Executive Director of BT Group plc and Standard Chartered plc.

External appointments:
Non-Executive Director, Compagnie Financière Richemont SA; Visiting Fellow, Oxford University; Vice-President of the International Advisory Council, Institute of Business Ethics.



DR. YA-QIN ZHANG
NON-EXECUTIVE DIRECTOR

Appointed: 1 January 2021 S

Nationality: American

Skills and experience:
Ya-Qin is a world-renowned technologist, scientist and entrepreneur with a particular understanding of the changing consumer technology landscape in China. He was President of Baidu Inc., the global internet services and AI company, between 2014 and 2019. Prior to joining Baidu, he held several positions during his 16-year tenure at Microsoft, both in the United States and China, including Corporate Vice President and Chairman of Microsoft China. Ya-Qin is currently a Non-Executive Director of AsiaInfo Technologies Limited, ChinaSoft International Limited. He is also Chair Professor of AI Science at Tsinghua University.

External appointments:
Non-Executive Director, AsiaInfo Technologies Limited, ChinaSoft International Limited and Horizon Robotics; Chair Professor, AI Science and Professor, Institute for AI Industry Research, Tsinghua University; Board Member, Philanthropy Asia Alliance.



BALBIR KELLY-BISLA
COMPANY SECRETARY

Appointed: 27 April 2020

Nationality: British

Skills and experience:
Balbir has significant governance experience across various roles in listed companies. Balbir was Group Company Secretary at William Hill from 2020 to 2021. Prior to joining William Hill, Balbir was Director of Investor Relations at GlaxoSmithKline plc (GSK), leading on engagement with ESG-focused investors, and before that held company secretarial roles at GSK, Lastminute.com, Royal & Sun Alliance and Segro plc.

External appointments:
None.

Other Board members during the year:
- Mark Read stepped down from the Board on 1 September 2025
- Andrew Scott stepped down from the Board on 31 December 2025

NON-EXECUTIVE DIRECTOR TENURE AS AT 31 DECEMBER 2025

0–3 YEARS	3-6 YEARS	6-9 YEARS
1	5	2
Philip Jansen	Angela Ahrendts Simon Dingemans Sandrine Dufour Tom Ilube Dr. Ya-Qin Zhang	Keith Weed Jasmine Whitbread

OUR BOARD WPP ANNUAL REPORT 2025 68

OUR EXECUTIVE COMMITTEE DEVIKA BULCHANDANI CHIEF OPERATING OFFICER, WPP Devika is WPP’s Chief Operating Officer, having previously served as CEO of Ogilvy since 2022. She joined the agency in 2021 after spending 26 years at McCann. Under her leadership, Ogilvy was named the most creative and effective global agency network in both 2023 and 2024 by WARC. The Executive Committee of WPP is responsible for leading the Company and executing its strategy. Its members lead WPP’s largest agency networks and central corporate functions. MARIE-CLAIRE BARKER CHIEF PEOPLE OFFICER, WPP Marie-Claire was appointed Chief People Officer of WPP in 2025, having previously been Global Chief People Officer at GroupM. Prior to this she held the roles of Global Chief Talent Officer at Edelman, MEC Global (now Wavemaker) and Ogilvy. Marie-Claire first joined WPP in 2002 as VP of HR at OgilvyOne Worldwide. MICHAEL FROHLICH CHIEF MARKETING & CORPORATE AFFAIRS OFFICER, WPP Michael was appointed to his WPP role in 2025. He joined from The Weber Shandwick Collective, where he was Global Client Transformation Officer and EMEA CEO. He previously spent over 10 years at Ogilvy, most recently as UK Group CEO, and was a WPP Global Client Lead for IAG and British Airways. Executive Committee members who sit on the Board: – Cindy Rose, Chief Executive Officer – Joanne Wilson, Chief Financial Officer JANE GERAGHTY GLOBAL CEO, WPP BRAND & DESIGN & GLOBAL CEO, LANDOR Jane became Global CEO of WPP Brand & Design and CEO of Landor at the beginning of 2026. She was previously WPP’s Chief Client Officer, and prior to that, Landor’s Global CEO for six years. Jane has held senior positions at Naked Communications, ITV, Ogilvy New York, McCann-Erickson and Saatchi & Saatchi. JEFF GEHEB CHIEF EXECUTIVE OFFICER, WPP ENTERPRISE SOLUTIONS Jeff is CEO of WPP Enterprise Solutions, which was created in 2026. He was formerly CEO of Enterprise Solutions at VML, where he also held Global Chief Experience Officer and Chief Technology Officer roles. Previously Jeff was VP & Chief Technology Officer at Saepio Technologies. JON COOK GLOBAL CHIEF EXECUTIVE OFFICER, WPP CREATIVE & CHIEF EXECUTIVE OFFICER, VML Jon is Global Chief Executive Officer, WPP Creative & Chief Executive Officer, VML, which includes agencies VML, Ogilvy, Burson, AKQA, Landor, and Design Bridge and Partners. Jon also serves as Global CEO of VML, which he joined in 1996. Under Jon’s leadership, VML has been recognised for its creative excellence and as leader in customer experience, commerce and technology solutions. COREY DUBROWA CHIEF EXECUTIVE OFFICER, BURSON Corey was appointed CEO of Burson in 2024, following the merger of BCW and Hill & Knowlton. He joined Burson as CEO in 2023 from Google where he was Vice President, Global Communications and Public Affairs. Corey has previously held senior communications roles at Salesforce, Starbucks, WE, Ketchum and Nike. RICHARD GLASSON CHIEF EXECUTIVE OFFICER, WPP PRODUCTION Richard became the CEO of WPP Production at the time of its launch in January 2026. Prior to this he had held the same role at Hogarth since 2016. Before joining Hogarth, Richard was the CEO of Gyro, the B2B marketing specialist. LAURENT EZEKIEL CHIEF EXECUTIVE OFFICER, OGILVY & EXECUTIVE SPONSOR, WPP OPEN X Laurent became Global CEO of Ogilvy Group in 2025, having previously served as WPP’s Chief Marketing and Growth Officer and CEO of WPP Open X, the bespoke global agency model for The Coca-Cola Company. He continues to be Executive Sponsor of WPP Open X alongside his current role. He joined from Publicis where he was President of Digitas North America and International, and Global Client Leader for GSK. WPP ANNUAL REPORT 2025 69 CORPORATE GOVERNANCE

Other Executive Committee members during the year: – AnnaMaria DeSalva, former Chair of Burson, stepped down on 30 June 2025 – Mel Edwards, former President, VML, stepped down during the year following her announcement to retire in spring 2026 – Michael Houston, former WPP country president for the US, stepped down from the Committee in 2025 – Lindsay Pattison, former Chief People Officer, stepped down in May 2025 DIANE HOLLAND DEPUTY CFO, WPP Appointed as WPP’s Deputy CFO in March 2025, Diane brings extensive strategic, financial and operational leadership. She was previously the Global COO of VML, instrumental in the VMLY&R and Wunderman Thompson merger in 2023. Her 20-year career at WPP includes serving as Global CFO of Wunderman Thompson, POSSIBLE and Schematic. STEPHAN PRETORIUS CHIEF TECHNOLOGY OFFICER, WPP Stephan was appointed as WPP’s CTO in 2018. He leads WPP’s AI strategy, the WPP Open platform, innovation agenda and technology partnerships. He was previously UK Group CEO and Global CTO of Wunderman from 2016, and founded Acceleration in 1999, an early martech and adtech systems integrator, that was sold to WPP in 2012. ROB REILLY CHIEF CREATIVE OFFICER, WPP Rob joined WPP in 2021, after decades of leading the world's top creative agencies. In his time at WPP, the Company has emerged as a creativity and tech force and has been named Cannes Lions Creative Company of the Year four times. He also currently serves on the advisory board of Open Evidence, the leading AI-powered medical information platform. DOMINIC SHINE CHIEF INFORMATION OFFICER, WPP Dominic joined WPP as Chief Information Officer in July 2024. He leads global enterprise technology strategy and transformation across the Group, enabling growth, efficiency and innovation. With previous CIO and CTO roles at Dentsu, News Corp and Reed Elsevier, he brings deep experience in digital transformation, cloud modernisation and platform integration. JOHNNY HORNBY FOUNDER AND CEO, T&P & CEO, WPP SPECIALIST COMMUNICATIONS Johnny is the Founder and CEO of T&P, originally established in 2001 as Clemmow Hornby Inge. He was appointed CEO of Specialist Communications for WPP in 2025. BRIAN LESSER CHIEF EXECUTIVE OFFICER, WPP MEDIA Brian was appointed CEO of GroupM in 2024. He was previously Chairman and CEO of InfoSum, founding CEO of Xandr (then part of AT&T), CEO of GroupM North America, and founding CEO of GroupM’s Xaxis. Brian was also VP of Product Management at 24/7 Media, which was acquired by WPP in 2007. BAIJU SHAH GLOBAL CHIEF EXECUTIVE OFFICER, AKQA Baiju was appointed Global CEO of AKQA in 2025. He joined from Accenture Song, which he co-founded and where he most recently served as Global Chief Strategy Officer. Baiju is also Professor of Strategy and Growth Innovation at Northwestern University. ANDREA HARRIS GROUP CHIEF COUNSEL, WPP Andrea was appointed as Group Chief Counsel in 2005 having joined WPP in 1996. Andrea is Chair of the WPP Risk Committee. Our Executive Committee WPP ANNUAL REPORT 2025 70 CORPORATE GOVERNANCE

DIVISION OF RESPONSIBILITIES BOARD GOVERNANCE THE BOARD – Responsible for the overall long-term success of WPP and for setting the Company’s mission and culture and strategic direction – Oversees the implementation of appropriate risk assessment processes to identify and mitigate WPP’s principal risks and consider emerging risks – Responsible for corporate governance – Oversees the execution of the strategy and responsible for the overall financial performance of the Company The Matters Reserved for the Board are available on our website, wpp.com CHAIR – Responsible for Board governance principles, including setting the Board agenda and ensuring the Board receives timely and accurate information – Ensures all Directors are enabled to play their full part in Board activities – Represents the Board in discussions with shareholders and other stakeholders CHIEF EXECUTIVE OFFICER – Responsible for the day-to-day leadership of the Company, representing the Company to clients, employees, partners, suppliers, governments and other stakeholders – Develops the strategic direction for consideration by the Board – Sets the tone at the top with regard to culture and values – Ensures there are effective processes for engaging with and listening to employees and other stakeholders SENIOR INDEPENDENT DIRECTOR – Provides a sounding board for the Chair and acts as an intermediary for the other Directors – Meets with the Non-Executive Directors (without the Chair present) when necessary and at least once a year to appraise the Chair’s performance and communicates the results to the Chair COMPANY SECRETARY – Ensures the Board operates in accordance with the corporate governance framework and that there are good information flows between the Board and committees – Advises the Board on matters of corporate governance – Supports the Board’s development through organising training and induction programmes – Supports the Board and committee chairs with annual agenda planning NON-EXECUTIVE DIRECTORS – Bring an external perspective to support and challenge the performance of management – Assist in developing the Company’s strategy and offer specialist advice to management based on their particular skills and experience The responsibilities of our Board committees are set out within individual committee reports on pages 79-131 The WPP Board is committed to ensuring there is a strong and effective system of corporate governance in place to support the successful execution of the Company’s strategy. WPP ANNUAL REPORT 2025 71 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

HOW OUR BOARD ENGAGES WITH STAKEHOLDERS

Our stakeholders are central to our strategy and critical to the long-term success of our business.

PRINCIPAL DECISIONS

The Board oversees our approach to stakeholder engagement as we seek feedback and make decisions for the long-term benefit of WPP. For each matter that comes before the Board for decision, the Board considers the likely consequences of any decision in the long term, identifies stakeholders who may be affected, and carefully considers their interests and any potential impact as part of the decision-making process.

THE COMPANY'S STAKEHOLDER GROUPS:

- SHAREHOLDERS
- GOVERNMENTS AND REGULATORS
- CLIENTS, PARTNERS AND SUPPLIERS
- PEOPLE

KEY DECISION
€1 BILLION BOND ISSUANCE

BACKGROUND

The Board regularly reviews the Company's debt profile, liquidity and opportunities to strengthen the balance sheet. In December 2025, we successfully issued a €1 billion bond, rated 'BBB' by S&P and 'Baa2' by Moody's, consistent with an investment-grade rating.

DECISION

This decision garnered significant interest and demand, evidenced across a series of well attended investor meetings. The transaction proceeded to generate a total order book exceeding €2.9 billion from a diverse array of institutional investors. This robust oversubscription of 2.9 times underscores investor confidence in WPP's credit profile and leading market position.

STAKEHOLDERS CONSIDERED

Shareholders; Governments and regulators; Clients, partners and suppliers

OUTCOME

The Company intends to use the net proceeds from the offering to fund general corporate purposes, including the refinancing of existing indebtedness as WPP continues its prudent capital allocation and financing strategy. The issuance also pre finances the 2026 maturity, strengthening liquidity and reducing near term refinancing risk.

KEY DECISION
ELEVATE28 STRATEGY

BACKGROUND

In July we announced that Cindy Rose would step down as a Non-Executive Director and become CEO of the Company in September. Along with our Interim Results in August, the Company also announced that a review of the strategy would be undertaken, which would be led by Cindy.

DECISION

On taking the role, Cindy had a clear thesis about what we need to do differently. In her first six months as CEO, that thesis was tested through detailed analysis and, more importantly, direct conversations with shareholders, clients and feedback from our people. The Board received varied and comprehensive insights throughout the strategy review process. Insights were robustly and representatively informed by stakeholder views in addition to competitor analysis.

Feedback from clients was clear and consistent: they value our talent, capabilities and scale, but want WPP to be easier to navigate, genuinely integrated and able to move at the pace modern marketing demands. The Board considered this feedback, alongside wider stakeholder input, in determining the outcome of the strategic review.

STAKEHOLDERS CONSIDERED

Shareholders; Governments and regulators; Clients, partners and suppliers; People

OUTCOME

In February 2026 we announced Elevate28, our multi-year plan to simplify WPP, restore growth, and create a company that is fit for the future and built to win. Monitoring and supporting the progress of execution for Elevate28 is our number one priority for the year ahead. See page 10 for further details.

WPP ANNUAL REPORT 2025 72

OUR APPROACH TO ENGAGEMENT Our stakeholder engagement processes enable our Board to understand what matters to stakeholders most, consider all relevant factors and select the course of action that best delivers long-term value for our stakeholders and protects their interests, reflecting what are referred to as Section 172 factors. As a Jersey incorporated company, WPP is not subject to UK legislation. However, as a matter of good governance and in order to comply with the provisions of the 2024 UK Corporate Governance Code (the 'Code’), the Board considers the matters described in Section 172 of the Companies Act 2006 in its decision-making. Section 172 factors are not only considered at Board level – they are part of our culture and help drive our business. Illustrations of this can be found throughout the Strategic Report. Please see page 87 for details of ongoing preparatory work for the introduction of Provision 29 of the Code ENGAGEMENT IN ACTION DURING 2025 The table below illustrates our direct and indirect Board engagement with various stakeholders, in addition to details on how the Company has engaged with each of these stakeholder groups on an operational level and the outcomes achieved. DIRECT BOARD ENGAGEMENT INDIRECT BOARD ENGAGEMENT OUTCOME OF ENGAGEMENT SHAREHOLDERS Our shareholders provide capital to invest in the business and support the valuation and liquidity of WPP shares. Shareholders benefit from the Board acting in the best interests of the Company and investing for long-term value generation. The Chief Executive Officer and the Chief Financial Officer hosted quarterly results presentations and took questions from investors and analysts. The Chair and Executive Directors met regularly with institutional investors to discuss the business and to respond to any concerns. 2025 SPECIFIC The Chair met with a number of prospective investors as well as existing holders, covering a range of topics, including: the Company’s strategic review, the new CEO and capital allocation policy. The Chair of the Compensation Committee met with some of our largest shareholders to consult on compensation ahead of formulating our Directors’ Compensation Policy proposals in the new year. The new CEO, met several of our largest shareholders as part of her feedback gathering process. The 2025 AGM was live-streamed via a webcast hosted by the Chair. Shareholders were able to watch the presentations and ask questions in advance and during the meeting. Feedback to the Board on investor views, particularly from the Chair of the Board, Chair of the Compensation Committee, Chief Executive Officer and Chief Financial Officer. Monthly reports to the Board detailing investor relations activities, key themes of interest from investors and share register composition and movements. Analyst and broker briefings and reports of meetings with major shareholders. 2025 SPECIFIC The Board received communications from major shareholders, including in respect of voting practices. As a result of our active engagement during the development of our Directors’ Compensation Policy proposals, the feedback received helped inform both the Compensation Committee’s final Compensation Policy proposals and the evolution of the metrics used in the performance-related elements of compensation to ensure both are aligned with our Elevate28 strategy and shareholder interests. Shareholders are being asked to approve an updated Policy at our 2026 AGM. For more detail see page 93. We updated the sustainability KPIs linked to our revolving credit facility during the year, following the Board’s previous agreement to sustainability-linked KPIs in December 2024. How our Board engages WITH STAKEHOLDERS WPP ANNUAL REPORT 2025 73 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

	DIRECT BOARD ENGAGEMENT	INDIRECT BOARD ENGAGEMENT	OUTCOME OF ENGAGEMENT
GOVERNMENTS AND REGULATORS Governments receive the tax contributions we make to public finances, enabling them to invest in public services. Governments and regulators determine the policy frameworks that affect us and our stakeholders.	The Chief Executive Officer met with government representatives and regulators around the world. **2025 SPECIFIC** The Chief Executive Officer met with representatives of the UK government and parliament during the first half of the year, to discuss the UK's 2035 Modern Industrial Strategy, offering views on the role of advertising firms within the creative industries.	Reports to the Board and its committees on regulatory changes from the Group Chief Counsel, Group Company Secretary, and external auditor. Received reports from the Chief Privacy Officer, Chief Information Security Officer and Global Data Protection Officer on the changing regulatory landscape with regards to data protection, security and privacy as well as data ethics, cyber security and AI. **2025 SPECIFIC** The Audit and Sustainability committees received reports on the likely impact of new ESG regulations including CSRD and will continue to monitor progress towards compliance.	We continued to strengthen our understanding of emerging regulatory expectations and ensure our business and clients are prepared, particularly in areas such as AI, data governance and sustainability.
CLIENTS, PARTNERS AND SUPPLIERS Our clients come from businesses across every sector. The work we do for clients provides our revenue and helps them to grow their businesses, build relationships with their customers and ready themselves for future success. Our suppliers range from small businesses to the world's largest technology partners. They provide us with the products and services we need to meet our clients' needs.	Engaged with clients on issues including strategy, changes taking place in our market and understanding the changes taking place in our clients' and suppliers' markets. **2025 SPECIFIC** Board engagement with key partners and clients, including site meetings in various locations. Held the Board's Regional Review in Palo Alto, US, providing the opportunity for interactions with industry leaders and key clients and presentations from the local management team. **See page 76 for further details** Following the 2025 AGM, the Board met with suppliers and external advisors, providing a valuable opportunity to engage with these stakeholder groups and listen to feedback.	Received updates on WPP's client satisfaction scores, as well as deep-dive updates from Global Client Leaders on key clients. WPP's Modern Slavery Act Statement, available on our website, is reviewed by the Sustainability Committee each year and recommended to the Board for approval. **2025 SPECIFIC** The Sustainability Committee received updates on responsible procurement, carbon-strategic supplier engagement, decarbonisation and climate-related risk. Renewed investment in WPP Open, our agentic marketing platform, and increasing engagement and deployment through clients (see page 22) both as WPP Open and through the launches in October 2025 of WPP Open Pro and in January 2026 of Agent Hub.	Half of our carbon-strategic suppliers have set science-based carbon reduction targets. In May we relaunched GroupM as WPP Media to offer simpler, more connected media services to our clients. In October we announced a five-year expansion of our partnership with Google. Together, we will develop new production workflows and features exclusive to WPP, helping our clients create customised, effective experiences for their customers ahead of the competition.

HOW OUR BOARD ENGAGES WITH STAKEHOLDERS WPP ANNUAL REPORT 2025 74

DIRECT BOARD ENGAGEMENT INDIRECT BOARD ENGAGEMENT OUTCOME OF ENGAGEMENT PEOPLE Our success depends on the talent, skills and expertise of our people, including strong creative, technology and data capabilities. And we want our employees to embrace our mission and culture. In return, our people receive salaries, pension contributions, employee benefits, career development and training. Jasmine Whitbread, our Workforce Engagement Non-Executive Director, attended meetings of the Workforce Advisory Panel (WAP) and updated the Board on matters discussed. 2025 SPECIFIC The Sustainability Committee received an update on activities across 45 locations as employees participated in activities aimed at reducing waste and making a positive contribution to local communities. Communication channels with our people were improved, including the Download - monthly video updates from CEO Cindy Rose - alongside regular global Townhalls. The Board engaged with senior managers during the course of the year. Reports at each Audit Committee meeting were received on issues raised via Right to Speak channels. We continue to invest in programmes to promote inclusion and a culture of belonging. 2025 SPECIFIC Formal reports to the Board from the Chief Executive Officer and Chief People Officer included: – Updates on refreshed mandatory ethics training – Updates on talent, career development and succession planning – In-depth reviews of the people strategy, people risk and workforce engagement – Progress on inclusion initiatives – Results of various employee engagement and culture monitoring surveys undertaken through the year and actions taken to address employee feedback To align management with employees and shareholders, performance reviews and performance-related incentive outcomes for our leaders (including the Executive Directors) continued to be linked to progress on people initiatives in 2025. In 2025 we opened two new campuses - São Paulo Brazil and Sydney Australia - bringing together thousands of people from across WPP agencies into single, state-of-the-art workspaces. We now have 49 campuses globally. We supported colleagues across the world affected by war and natural disasters. CONSIDERING THE LONG TERM We are committed to responsible and sustainable business practices. We use our creativity combined with our global scale to meet sustainability obligations within our own business, our clients’ businesses and across our industry. CONSIDERING THE ENVIRONMENT Several of our Sustainability Committee members are active members of Chapter Zero, an online community that aims to empower non-executive directors to lead crucial UK boardroom discussions on the impacts of climate change. WPP’s Sustainability and Environment policies and TCFD Statement (pages 43-48) are reviewed by the Sustainability Committee each year and recommended to the Board for approval. How our Board engages WITH STAKEHOLDERS WPP ANNUAL REPORT 2025 75 CORPORATE GOVERNANCE

BOARD ACTIVITIES REGIONAL REVIEW IN PALO ALTO Early in 2025 the Board, in conjunction with key members of the executive team, held a strategy event in Palo Alto, California. The event provided invaluable opportunity for the Board to assess in particular, our technology and AI strategy, as well as our critical strategic partnerships. Throughout this review, the Board and senior management engaged directly with key partners, clients and other vital stakeholders based on the West Coast. These interactions offered first-hand insights into emerging capabilities, market demands and the transformative power of AI in creative industries. The insights gained from these discussions were instrumental in refining our strategic roadmap, ahead of announcing Elevate28 in February 2026. – Approved Annual Report and Accounts, Form 20-F – Approved Preliminary Results – Regional Review in Palo Alto, US See more below – Approved UK Gender Pay Gap Report – WPP was named Creative Company of the Year – WPP acquired InfoSum in a major investment in its AI-driven data offer – Approved Q1 Trading Update – WPP Media launched as fully integrated AI-powered media company – Appointed Cindy Rose as Chief Executive Officer See more on page 80 – Approved Interim Results – Announced a series of strategic global leadership appointments See more on page 18 – WPP successfully issued a €1 billion bond See more on page 72 – Approved Q3 Trading Update – WPP unveiled WPP Open Pro See more on page 22 – WPP announced official opening of its third London campus 2025 TIMELINE OF KEY EVENTS AND ACTIVITIES Q1 Q2 Q3 Q4 A summary of key events and activities throughout the Board’s 2025 calendar is set out below. In addition to overseeing the Company's financial performance and execution of the strategy, the Board is collectively responsible for setting WPP's mission and culture. The Board recognises the importance of considering the perspectives of, and the potential impact on, the Company’s key stakeholders in its discussions. Its responsibilities are discharged through an annual programme of meetings, each of which follows a tailored agenda. A typical Board meeting will comprise updates from the chairs of our Board committees, in addition to reports on operational and financial performance, progress on strategy and operational execution of it, people updates and a deep-dive into a particular agency or key matter of interest. The annual programme maintains an element of flexibility to allow emerging and evolving items to be scheduled as necessary. ANNUAL REPORT & ACCOUNTS 2024 1_IFC_Contents_At_A_Glance_v181.indd 1 27/03/2025 11:06 WPP ANNUAL REPORT 2025 76 CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

COMPOSITION, SUCCESSION AND EVALUATION

BOARD ATTENDANCE TABLE: 2025

	Board	Audit Committee	Compensation Committee	Nomination and Governance Committee	Sustainability Committee
Total number of scheduled meetings	6	7	5	4	4
Members	Attended	Attended	Attended	Attended	Attended
Philip Jansen	6		5	4	
Cindy Rose – *appointed CEO 1 September 2025*[1]	6	5(5)		3(3)	
Joanne Wilson	6				
Angela Ahrendts	6			4	4
Simon Dingemans	6	7			
Sandrine Dufour	6	7	5		
Tom Ilube	6	7	5	3	
Keith Weed[2]	6			1(1)	4
Jasmine Whitbread	6		5		4
Dr. Ya-Qin Zhang	5				3
Former Directors who served for part of the year					
Mark Read – *stepped down from the Board on 1 September 2025*	5(5)				
Andrew Scott – *stepped down from the Board on 31 December 2025*	6				
Number of ad hoc meetings	10	2	10	6	1

The numbers in brackets denote the number of meetings the Directors were eligible to attend

1 Cindy Rose previously served as a Non-Executive Director on the WPP Board and served on the Audit and Nomination Committees until her appointment as CEO on 1 September 2025. She did not attend Nomination and Governance Committee meetings focused on CEO succession once she had been identified as a potential candidate

2 Keith Weed joined the Nomination and Governance Committee on 15 October 2025

BOARD COMPOSITION

As at the date of this report, our Board comprised seven independent Non-Executive Directors, the Chair and two Executive Directors. The aim is to ensure that the compositional balance reflects the needs of the Company, with a Board that is culturally diverse and is able to consider matters from a broad perspective, understanding the views of all our stakeholders. Each individual Board member brings a wide range of skills and experience from different business backgrounds to Board deliberations.

Further details, including the external appointments held by Board members and their committee membership, can be found on pages 66-68

Further detail on the responsibilities of the Chair and members of the Board can be found on page 71

The chart opposite details those skills and experience of our Board which are identified as being particularly important to the execution and delivery of the Company's evolving corporate strategy.

BOARD KNOWLEDGE AREAS

SKILLS


8
Corporate governance
7
Audit and risk management
4
Finance
6
FMCG
5
Global media and advertising
9
Strategy, and M&A
10
Technology
7
ESG

BOARD GEOGRAPHICAL EXPERIENCE


7
Africa and Middle East
7
Asia Pacific
9
Europe
10
International
4
Latin America
9
North America

WPP ANNUAL REPORT 2025 77

DIVERSITY The Board Diversity Policy reinforces the Board’s ongoing commitment to diversity and aligns with the board diversity principles of the UK Listing Rules and FTSE Women Leaders and Parker reviews on gender and ethnic diversity. For further information on the Board Diversity Policy, in addition to a breakdown of the Board and Executive Committee by gender and ethnicity, see page 83. The Board also has a diverse range of experience by way of expertise, business sector background and length of tenure on the Board. Our Non-Executive Directors demonstrate expertise from a range of industries including tech, marketing, financial services, FMCG and pharma, representative of our customer base. The chart on page 77 illustrates the range of skills across the Board. RE-ELECTION OF DIRECTORS The Chair, Senior Independent Director and Non-Executive Directors are appointed for a three-year term, subject to annual re-election by the shareholders at the AGM. As the Non-Executive Directors do not have service contracts, their unexpired terms respectively are from the date of this report until the 2026 AGM. Although there may be specific exceptions to ensure Board continuity, Non-Executive Directors shall not otherwise stand for re-election after they have served for the period of their independence, as determined by applicable UK and United States standards, which is nine years. See page 66 for details of the Directors standing for re-election at the 2026 AGM The Non-Executive Directors’ letters of appointment are available for inspection at the Company’s registered office. INDUCTION PROGRAMME To ensure that they are able to effectively contribute to discussion and decision- making, all Directors participate in an induction programme on joining the Board. Each induction programme is tailored to the individual Director, based on their personal experience and background, including matters specific to their role as a member of the committees upon which they sit. Each induction programme includes meetings with members of the Executive Committee, senior management and external advisors, including the external auditor and the Company’s corporate brokers. New Directors will also receive a Board induction pack, which is devised to assist with building an understanding of the Company and to introduce the Company’s key stakeholders, as well as explain the commercial and regulatory environment in which the Company operates. Access to key industry bodies and publications is also provided. For further information on the Chief Executive Officer’s appointment in 2025, please see page 80 INDEMNIFICATION OF DIRECTORS Liability insurance and third-party indemnity provisions are in force for the benefit of Directors and officers who held office during the year and up to the approval of the Annual Report. BOARD PERFORMANCE REVIEW Each year, WPP completes a review of the Board and its committees to monitor their effectiveness and identify improvement opportunities. Progress against the outcomes of the 2024 review and details of the 2025 review, conducted by Angela Ahrendts, Senior Independent Director, are set out on page 81. The Senior Independent Director met with the Non-Executive Directors during the year to appraise the performance of the Chair. BOARD TRAINING AND DEVELOPMENT To assist the Board in undertaking its responsibilities, ongoing training is provided to all Directors and training needs are assessed as part of the induction programme and Board performance review process. In 2025, the Board programme included regular presentations from the management teams of our businesses on developments in WPP’s sector and operating environment. During the latter part of the year, members of the senior management team, together with the Board, had the opportunity for in-depth discussions around our Elevate28 strategy. For further information on the process and outcomes of the review, please see page 72. The Group Chief Counsel and the Group Company Secretary provide regular updates on current legal and governance matters relevant to WPP, with external counsel providing briefings on the wider regulatory landscape. The Board activities calendar on page 76 sets out further detail on topics covered during the year The Board is asked to complete a programme of training covering Safer Data, Anti-Fraud, Bribery and Corruption, Responsible AI Use and Sustainability, which is connected to the ethical and business objectives set out in our Code of Conduct. As part of our ongoing commitment to create more open and inclusive workplaces, the Board is also asked to complete a dedicated Company- wide inclusion module, ‘Belonging at WPP’. All Directors have access to the advice and services of the Group Chief Counsel and the Group Company Secretary. The Board also obtains advice from professional advisors, as and when required, and Directors may, as required, obtain external advice at the expense of the Company. TIME COMMITMENT In addition to attending Board and committee meetings, each of the Non- Executive Directors devotes sufficient time to the Company to ensure that their responsibilities are met effectively. When making new appointments, the Board takes into account other demands on Directors’ time. Prior to appointment, significant commitments are disclosed by Directors to the Board. Any additional significant external appointments are not undertaken by any of the Directors without prior approval from the Board. See page 82 for details of the assessment process of each Director’s external appointments COMPOSITION, SUCCESSION AND evaluation WPP ANNUAL REPORT 2025 78 CORPORATE GOVERNANCE

Committee members* – Philip Jansen (Chair) – Angela Ahrendts DBE – Tom Ilube CBE – Keith Weed CBE The Company Secretary is Secretary to the Committee and attends all meetings. Key responsibilities: – In conjunction with the Board, considering succession planning for Non-Executive Directors, Executive Directors and senior management – Reviewing the composition of the Board including the balance of skills, knowledge and expertise, experience and diversity – Reviewing the Board Diversity Policy and overseeing its implementation, in accordance with the UK Corporate Governance Code – Making recommendations to the Board for the appointment or reappointment of Directors – Considering other significant commitments and interests of prospective and existing Directors in conjunction with the Chair and the Board – Overseeing the Board’s compliance with corporate governance standards and monitoring external governance developments Attendance at Committee meetings during the year can be found on page 77 *  Cindy Rose served as a Committee member until her appointment as CEO on 1 September 2025. Committee meetings focused on CEO succession during the year were not attended by Cindy Rose once she had been identified as a potential candidate NOMINATION AND GOVERNANCE COMMITTEE REPORT DEAR SHAREHOLDER I am pleased to report on the Committee’s 2025 activities. Leadership succession planning and delivery are essential to effective governance. In 2025, the Board oversaw the process to appoint a new Chief Executive Officer after the announcement in June that Mark Read would be stepping down from the position. Russell Reynolds, who were formally appointed to assist with the search, remained independent of the Company and all the Directors, in addition to being a signatory of the voluntary code of conduct for executive search firms. Further information on the appointment search and process can be found on page 80. Following the announcement in July 2025 that Cindy Rose would step down as a Non-Executive Director and become CEO of the Company on 1 September 2025, the Committee reviewed - and continues to review - succession planning across the Board and its committees to support the execution of the Company’s corporate strategy. The 2025 Board performance review, conducted internally by the Senior Independent Director, was another key focus. I am pleased that this review affirmed the continued effective operation of both the Committee and the Board, while also pinpointing specific opportunities for development in 2026. The Committee continued to implement the Board Diversity Policy, in accordance with the UK Corporate Governance Code, and review progress made against the agreed objectives within it, details of which can be found on page 65, alongside gender and ethnicity information. The Board recognises the importance of diversity to good governance and decision-making and we are pleased that, at the time of reporting, we have gender parity on the Board and that three of the most senior roles – CEO, CFO and Senior Independent Director – are held by women, in addition to two members of our Board being from non- white ethnic minority backgrounds. Further details can be found on page 83 The sections that follow provide a more detailed explanation of the work of the Committee undertaken during the year. Philip Jansen Chair of the Nomination and Governance Committee 19 March 2026 Leadership succession planning and delivery are essential to effective governance.” PHILIP JANSEN CHAIR OF THE NOMINATION AND GOVERNANCE COMMITTEE WPP ANNUAL REPORT 2025 79 CORPORATE GOVERNANCE

Further detail on the key stages of the succession process is outlined below: CHIEF EXECUTIVE OFFICER APPOINTMENT PROCESS Succession planning for all Directors, including the Executive Directors, is considered on an ongoing basis. The Committee also has oversight of succession at Executive Committee and senior management levels to promote effective leadership succession, and ensure that it is fully aligned to the Company’s strategy. After 30 years with the Company, including seven years as CEO, Mark Read stepped down from the Board and as CEO, effective 1 September 2025. The Committee, led by the Chair, oversaw the search for and appointment of a new CEO. The process was thorough and inclusive. An extensive internal and external search was followed by an interview process which gave the Non-Executive Directors the opportunity to meet the shortlisted candidates. We were ready to move quickly due to the robustness of our routine succession planning. The process was underpinned by effective communication and the Chair received support from the Group Company Secretary. Set out below are the steps that culminated in our announcement in July 2025 of the appointment of Cindy Rose as CEO. Cindy was provided with an induction and training programme to give an operational view of WPP and the environment it operates in, tailored to follow her transition from Non-Executive Director to CEO. For further information on Directors’ induction programmes, please see page 78 SEARCH – The CEO role profile was reviewed and agreed against requirements and attributes needed to support the Company’s next strategic phase and Russell Reynolds was instructed to commence a search. A thorough review of potential internal and external candidates was undertaken and the long list of candidate profiles was made available to Committee members and discussed with the Board. Following a review of the extensive candidate list and discussions with Russell Reynolds, the Committee proceeded to establish a shortlist. As with all appointments, ensuring a diverse list of candidates was a key consideration CONSIDER – Members of the Board met with and interviewed the candidates on the shortlist – The Board considered Cindy Rose’s extensive experience of growing large-scale businesses, building enduring client relationships and delivering growth in both enterprise and consumer environments. It was recognised that Cindy has supported the digital transformation of large enterprises around the world, including embracing AI to create new customer experiences, business models and revenue streams IDENTIFY – Cindy Rose was identified as the preferred candidate during a Board session attended by the Non- Executive Directors, with the exclusion of Cindy. Extensive references had been taken and were available to the Committee APPOINT – The Compensation Committee approved the terms and conditions relating to Cindy Rose’s remuneration – The Board unanimously approved the appointment of Cindy Rose, which was announced on 10 July 2025 Announcement Announced that Mark Read would retire from the Board and as CEO Early-stage search Session with Russell Reynolds to discuss process Advanced-stage search Sessions with Russell Reynolds and the Board to discuss shortlisted candidates Approval Board approved the appointment of the new CEO. Announced in July that Cindy Rose would be the new CEO from September Start Cindy Rose stepped into the role of CEO in September Pre-announcement Planning for leadership succession on an ongoing basis as a critical component of effective governance WPP ANNUAL REPORT 2025 80 CORPORATE GOVERNANCE NOMINATION AND GOVERNANCE COMMITTEE REPORT

2025 BOARD PERFORMANCE REVIEW In line with the Code, the Board undertakes an externally facilitated evaluation every three years, with the next scheduled for 2026. The 2025 evaluation was internally facilitated by the Senior Independent Director and comprised a Board questionnaire and discussions, focused on Board and Committee effectiveness, strategy, and key risks and opportunities for long-term growth and value creation. Progress against prior review outcomes was also assessed. KEY RECOMMENDATIONS FOR 2025 WHAT WE HAVE DONE IN 2025 Strategy: continue to focus on the levers to support the long-term prospects and future growth of the Company including organic and inorganic opportunities in key strategic markets, how the operating model supports the strategy and how to further strengthen and accelerate the Company’s strategic position in AI During the latter part of the year, members of the senior management team, together with the Board, had the opportunity for in-depth discussions around our Elevate28 strategy. The strategy was announced on 26 February 2026 Operational execution: continue to allow for time and robust debate and challenge on the operational execution of strategy and deep dive into component parts to ensure we execute efficiently to drive financial returns The Board received regular updates on progress against strategic priorities and challenged management on execution, pace and accountability for results. Acknowledging this was a transition year, monitoring and supporting the progress of the execution of Elevate28 strategy is a key priority for the year ahead Internal/external insights: seek to have the right balance of internal and external insights to help inform Board decisions and better understand opportunities, business challenges and competitor dynamics. Create opportunities for more formal engagement between the Board and senior management The Board sought to balance internal and external perspectives through in‑depth discussions on component parts of the evolving strategy and direct engagement with senior management, clients, partners and other stakeholders. These interactions, including during the Palo Alto Regional Review, provided first‑hand insights into market dynamics, emerging capabilities and AI developments, informing strategic decision‑making and Elevate28 Succession planning: continue to have in-depth discussions on succession plans for senior leaders including assessment of talent pipeline and leadership development In July 2025, we announced the appointment of Cindy Rose as the Company’s new Chief Executive Officer. Cindy succeeded Mark Read, who stepped down after more than 30 years of service to WPP The Board met and engaged with senior leaders and key talent throughout the year. Board and Committee composition to ensure orderly succession was also considered through the year The Board evaluation confirmed that the Board operated effectively during a year of significant transition and challenging performance, maintaining strong oversight of strategy, risk and succession. Engagement with the new CEO and senior management was constructive, supporting improvements in information quality, challenge and debate. The evaluation highlighted the importance of continued focus on strategy execution, accountability for results, deeper strategic discussions and further strengthening Board skills in priority areas to support long-term value creation. Key areas to progress in 2026 were identified as part of this process: BOARD EFFECTIVENESS LEADERSHIP, TALENT & SUCCESSION PLANNING ENGAGEMENT AND INSIGHTS STRATEGIC DEEP DIVES STRATEGY IN ACTION With active oversight, scrutiny and challenge on the delivery of the new strategy, monitoring execution, business performance initiatives and organisational transformation to ensure objectives are met, financial returns improve, and long-term growth and competitiveness are strengthened Undertaking focused reviews of key strategic areas, including US performance, WPP Media strategy, AI’s evolving impact, organisational culture indicators, cybersecurity resilience, and the development and effective adoption of core internal platforms Continuing to enhance Board effectiveness by optimising the format and content of Board materials, ensuring a sharp focus on strategic priorities and streamlining routine items to maximise time for substantive discussions and robust debate Maintaining close oversight of leadership and talent, assessing the pipeline, supporting development initiatives, and continuing to hold in-depth succession discussions to ensure continuity and readiness for future organisational needs Proactively identifying and integrating more robust external insights to deepen understanding of market opportunities, business challenges, and competitor dynamics. The Board will also continue to ensure greater exposure to key clients and partners to gain first-hand market insights, as well as foster opportunities for both formal and informal engagement with the Executive Committee, senior leaders and wider business WPP ANNUAL REPORT 2025 81 CORPORATE GOVERNANCE NOMINATION AND GOVERNANCE COMMITTEE REPORT

Agendas for WAP meetings are set by WAP members, views and insights from the various forums are shared directly with the Board, and the Board’s feedback on how the insights have informed decision-making is presented back. Issues raised at the WAP meetings included: engagement with AI and adoption of WPP Open, Company performance, CEO succession, and the Company’s commitment to inclusion. CONFLICTS OF INTEREST In line with their statutory duties, our Directors must: report any changes to their commitments to the Committee; immediately notify the Company of actual or potential conflicts or a change in circumstances relating to an existing authorisation; and complete an annual conflicts questionnaire. Any conflicts or potential conflicts identified are considered and, as appropriate, authorised by the Board in accordance with the Company’s Articles of Association. A Conflicts of Interest Register is also reviewed periodically, which sets out any actual or potential conflict of interest situations which a Director has disclosed to the Board and any practical steps to be taken to avoid conflict situations. When reviewing conflict authorisations, the Board considers any other appointments held by the Director as well as any applicable findings of the Board performance review. During the year, no actual conflicts were identified. The Committee and the Board are satisfied that the external commitments of the Non-Executive Directors, and of the Chair, do not conflict with their duties and commitments as Directors of the Company. TERMS OF REFERENCE The Committee’s terms of reference are reviewed annually by the Committee and adopted by the Board, most recently on 4 February 2026.   A copy of the Committee’s terms of reference is available on the Company’s website at wpp.com/investors/ corporate-governance COMMITTEE REVIEW The performance of the Committee was considered as part of the review process, which concluded that the Committee was operating effectively and continued to successfully ensure Board composition and committee structures were aligned to priorities and governance requirements, to support the Company’s evolving corporate strategy. BOARD AND COMMITTEE CHANGES As already noted, Cindy Rose stepped into the role of CEO on 1 September 2025, with Mark Read stepping down from the Board and as CEO on the same date. In August 2025 it was announced that Andrew Scott had informed the Company that he would retire as Chief Operating Officer and from the Board with effect from 31 December 2025. Cindy stepped down as a member of the Audit Committee and Nomination and Governance Committee on appointment as Chief Executive Officer. In addition, Keith Weed joined the Nomination and Governance Committee on 15 October 2025, as announced in October 2025. All Directors will stand for re-election at the AGM with the support of the Board. SUCCESSION PLANNING Given the maintained size of the Board, the Committee continues to recommend that future appointments should be made on a needs basis. Succession planning is considered on an ongoing basis and the Committee will continue to make appropriate recommendations to the Board as necessary. The Committee, together with the Board, will continue to review succession planning at Executive Committee and senior management levels to promote effective leadership succession, and ensure that it is fully aligned to the Company’s strategy. DIRECTORS’ INDEPENDENCE AND EXTERNAL APPOINTMENTS The Committee assessed the independence of all the Non-Executive Directors pursuant to the Code and concluded that all are considered independent and continue to make independent contributions and effectively challenge management. The assessment covered each Director’s time commitment, with full consideration given to the number of external positions held by the Executive and Non-Executive Directors, including the time commitment required for each. During the assessment, the Committee remained mindful of the Company’s guidance on Directors’ external appointments and applicable shareholder advisory groups’ individual policies on overboarding. The Committee did not identify any instances of overboarding and confirmed that all individual Directors have sufficient time to commit to their appointment as Directors of the Company. The full list of key external appointments held by our Directors can be found on pages 66-68 GOVERNANCE REVIEWS The Committee has responsibility for overseeing the effective governance of the Board and its committees and for making recommendations to the Board to ensure arrangements are consistent with emerging best practice. The Committee reviewed action taken to comply with the Code and other legal, governance and regulatory obligations. See page 65 for further details of the Company’s compliance with the Code WORKFORCE ENGAGEMENT As WPP’s designated Non-Executive Director for the UK Workforce Advisory Panel (WAP), Jasmine Whitbread regularly attends WAP meetings and presents updates on issues discussed at Board meetings as well as engaging with and hearing from our people on a broad range of topics. WPP ANNUAL REPORT 2025 82 CORPORATE GOVERNANCE NOMINATION AND GOVERNANCE COMMITTEE REPORT